Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
6 5/8% NOTES DUE 2011
OF
HORMEL FOODS CORPORATION

    This notice of guaranteed delivery or one substantially equivalent hereto must be used to accept the Exchange Offer of Hormel Foods Corporation (the "Company") made pursuant to the prospectus, dated            , 2001, if (i) your certificates for the outstanding 6 5/8% Notes due 2011 of the Company (the "Original Notes") are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or (iii) you cannot deliver the required documents to U.S. Bank Trust National Association (the "Exchange Agent") prior to 5:00 P.M., Central Standard Time, on the Expiration Date of the Exchange Offer. You may deliver this notice of guaranteed delivery by facsimile transmission, overnight courier, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., Central Standard Time, on the Expiration Date. Capitalized terms not defined herein are defined in the prospectus.

The Exchange Agent for the Exchange Offer is U.S. Bank Trust National Association.

By Overnight Mail, Courier or Telegram:	By Facsimile Transmission:
651-244-1537
U.S. Bank Trust National Association
180 East Fifth Street	Confirm by Telephone:
Saint Paul, Minnesota 55101
Attention: Specialized Finance	[ ]

For Information Call:

1-800-934-6802

    Delivery of this notice to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

    Upon the terms and subject to the conditions set forth in the prospectus and the accompanying letter of transmittal, I hereby tender to the Company the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the prospectus.

Principal Amount of Original Notes Tendered*:

$_____________________________________

Certificate Nos. (if available): ________________

Total Principal Amount Represented by Certificate(s) for Original Notes:	If Original Notes will be delivered by book-entry transfer to the Depository Trust Company, provide account number: Account Number ______________________
$ _____________________________________

* Must be in denominations of principal amount of $1,000 or any whole multiple of $1,000.

    All authority herein conferred or agreed to be conferred shall survive the undersigned's death or incapacity and all of my obligations hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X
X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number: ____________________________________

    Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)
Name(s):

Capacity:
Address(es):

2

GUARANTEE
(Not to be used for signature guarantee)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under Exchange Act as an "eligible guarantor institution" including (as such terms are defined therein) (i) a bank, (ii) broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the prospectus, together with any required signature guarantee and any other documents required by the letter of transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer.

Name of Firm	Authorized Signature
Address	Title
Name:
Zip Code	(Please Type or Print)
Dated:
Telephone Number
NOTE:	DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.